UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

August 16, 2004
(Date of earliest event reported)

Strategic Distribution, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	0-5228	22-1849240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3220 Tillman Dr. Suite 200, Bensalem	19020
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   215-633-1900

Item 7. Financial Statements and Exhibits.

(c)     Exhibit 99.1. Press release dated August 16, 2004

Item 12. Results of Operations and Financial Condition.

On August 16, 2004, the Registrant issued a press release announcing the Company's financial results for the second quarter ended June 30, 2004, a copy of which is attached hereto as Exhibit 99.1 and is incorporated here in by reference.

The information in this report, including the exhibit, is being furnished under item 12 and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section.

Exhibit Index
99.1	Press release dated August 16, 2004

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strategic Distribution, Inc. (Registrant)
August 16, 2004 (Date)	/s/ RICHARD MARTIN Richard Martin Chief Financial Officer